Exhibit 1(j)

                       MERRILL LYNCH EQUITY DIVIDEND FUND

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

      The undersigned, constituting a majority of the Trustees of Merrill Lynch Equity Dividend Fund (the "Trust"), a Massachusetts business trust, hereby certify that the Trustees of the Trust have duly adopted an amendment to the Trust's Declaration of Trust, changing the name of the Trust from Merrill Lynch Equity Dividend Fund to BlackRock Equity Dividend Fund, and all references to the name of the Trust in the Declaration are hereby accordingly amended.

      This Certification of Amendment shall become effective on          , 2006.

      IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the
day of           , 2006.


______________________________________    ______________________________________
    Robert C. Doll, Jr. (Trustee)               Ronald W. Forbes (Trustee)
        800 Scudders Mill Road                       58 Euclid Avenue
         Plainsboro, NJ 08536                        Delmar, NY 12054

______________________________________    ______________________________________
   Cynthia A. Montgomery (Trustee)              Jean Margo Reid (Trustee)
          200 Clifton Street                     20 East 9th Street, 21C
          Belmont, MA 02478                         New York, NY 11937

______________________________________    ______________________________________
     Roscoe S. Suddarth (Trustee)               Richard R. West (Trustee)
         7403 MacKenzie Court                54 West Lightning "W" Ranch Road
          Bethesda, MD 20817                     Washoe Valley, NV 89704

______________________________________
     Edward D. Zinbarg (Trustee)
           5 Hardwell Road
        Short Hills, NJ 07078

      The Declaration of Trust establishing MERRILL LYNCH EQUITY DIVIDEND FUND, dated the 14th of May, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH EQUITY DIVIDEND FUND shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.


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